Calculation of Filing Fee Tables
S-3
PennyMac Mortgage Investment Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, par value $0.01	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred shares of beneficial interest, par value $0.01	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantee of Debt Securities	457(r)				0.0001381
Fees to be Paid	6	Debt Convertible into Equity	8.500% Exchangeable Senior Notes due 2029	457(r)				0.0001381
Fees to be Paid	7	Debt	Guarantee of 8.500% Exchangeable Senior Notes due 2029	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) These are securities of PennyMac Mortgage Investment Trust. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.

[2]	(1) These are securities of PennyMac Mortgage Investment Trust. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.

[3]	(1) These are securities of PennyMac Mortgage Investment Trust. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.

[4]	(1) These are securities of PennyMac Mortgage Investment Trust. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. (4) The debt securities may be issued by PennyMac Mortgage Investment Trust without guarantees or may be guaranteed by PennyMac Corp.

[5]	(1) These are securities of PennyMac Corp. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. (4) Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees. (5) The guarantees of debt securities may be issued by PennyMac Corp. and will be issued without additional consideration.

[6]	(1) These are securities of PennyMac Corp. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. (4) The 8.500% Exchangeable Senior Notes of PennyMac Corp. will be guaranteed by PennyMac Mortgage Investment Trust.

[7]	(1) These are securities of PennyMac Mortgage Investment Trust. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Includes an indeterminate amount of securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. (4) Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees. (5) The guarantees of 8.500% Exchangeable Senior Notes due 2029 will be issued without additional consideration.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A